Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: Financial Dynamics Evan Smith/Theresa Kelleher (212) 850-5600 wst@fd.com

Exhibit 99.1

West Pharmaceutical Services Issues Statement on Exubera

Lionville, PA October 18, 2007 – West Pharmaceutical Services, Inc. (NYSE:WST) today provided comments related to Pfizer, Inc.’s announcement that it has decided to discontinue marketing the Exubera Inhalable Insulin product, returning the marketing rights to The Company’s customer, Nektar, Inc. The Company’s Tech Group is one of two companies that produce the Exubera inhalation device for Nektar.

“We were surprised and disappointed by Pfizer’s announcement today and are in the process of evaluating its impact on The Company,” said Donald E. Morel, Jr. Ph.D., The Company’s Chairman and Chief Executive Officer “The actual effects on our business will depend on how Nektar decides to proceed in the wake of this change. We will continue to work with and support Nektar as they evaluate their options.”

The Company’s investments related to the Exubera project include approximately $15 million of current assets and production facilities, which it believes are fully recoverable, and approximately $13 million of intangible assets. Pfizer’s decision is not expected to impact the Company’s results for the third quarter ended September 30, 2007 or its earnings per share guidance for the full year of $2.27 to $2.37 per diluted share, excluding, as previously disclosed, discrete tax items and now excluding the effects of any impairment to its intangible assets associated with the Exubera business. The potential for an asset impairment will be evaluated based on information, as it becomes available, concerning Nektar’s plans for Exubera and for the Company’s role in those plans.

The Company will provide any further updates on this situation and to discuss the results of operations and its business outlook in its third quarter 2007 earnings announcement and analyst call, which are scheduled for November 1, 2007.

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is a global manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets.

Headquartered in Lionville, Pennsylvania, West Pharmaceutical Services supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.

Safe Harbor Statement

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and forecasts. Statements that are not historical facts, including statements that are preceded by, followed by, or that include, words such as “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate” and other words and terms of similar meaning are forward-looking statements. West’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect our current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to known or unknown risks or uncertainties, and therefore, actual results could differ materially from past results and those expressed or implied in any forward-looking statement. You should bear this in mind as you consider forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may affect future results include, but are not limited to, the following: sales demand and our ability to meet that demand; customers’ changes to inventory requirements and manufacturing plans that alter existing orders or ordering patterns for our products; the timing, regulatory approval and commercial success of customer products that incorporate our products; the success of Nektar, Inc. in marketing the Exubera® Inhalation-Powder insulin device and product or satisfactory resolution of related contractual obligations between the Company and Nektar; maintaining or improving production efficiencies and overhead absorption; the timeliness and effects of capacity expansions, including the effects of delays associated with construction, availability and cost of capital goods, and necessary internal, governmental and customer approvals; dependence on third-party suppliers and partners, including our Japanese partner Daikyo Seiko, Ltd.; the availability of labor to meet increased demand; competition from other providers; the timely and successful negotiations of sales contracts with four of the Company’s largest customers during the second half of 2007; average profitability, or mix, of products sold in any reporting period; strength of the U.S. dollar in relation to other currencies; interruptions or weaknesses in our supply chain, which could cause delivery delays or restrict the availability of raw materials and key bought-in components and finished products; raw-material price escalation, particularly petroleum-based raw materials, and our ability to pass raw-material cost increases on to customers through price increases; changes in tax law or loss of beneficial tax incentives; the conclusion of unresolved tax positions consistent with currently expected outcomes; and, other risks and uncertainties detailed in West’s filings with the Securities and Exchange Commission, including our Registration Statement on Form 10-K filed with the SEC on March 1, 2007. You should evaluate any statement in light of these important factors.

Exubera® is a registered trademark of Pfizer, Inc.